Exhibit 5.01

Our Reference:    SU034/013/

28 July 2017

Board of Directors

Linde plc

Ten Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Re:	Linde plc - Form S-4 Registration Statement

Dear Sirs

1.	Basis of Opinion

We are acting as Irish co-counsel to Linde plc, registered number 602527, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the registration statement on Form S-4 (No. 333-218485) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 5 June 2017 (the “Registration Statement”). We refer in particular to the registration by the Company of up to 577,750,769 new ordinary shares of €0.001 nominal value per share (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the Business Combination Agreement (the “Business Combination Agreement”) dated 1 June 2017 between, amongst others, the Company, Praxair, Inc. and Linde AG.

1.1	This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This opinion speaks only as of its date.

1.2	This opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.4 below.

1.3	In giving this opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.4	For the purpose of giving this opinion, we have caused to be made the following searches against the Company on 28 July 2017 (together the “Searches”):

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the constitution of the Company (the “Constitution”), mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.5	This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this opinion.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the Shares, when issued by the Company in accordance with the terms of the Registration Statement and the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

2.3	on the closing of the merger (as described in the Registration Statement) and the exchange offer (as described in the Registration Statement) the Shares will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1	that the Registration Statement will have become effective under the Securities Act;

3.2	that the Shares will be issued in accordance with the resolutions and authorities of the shareholders and directors of the Company upon which we have relied or will rely and in accordance with the terms of the Registration Statement and section 1028 of the Companies Act 2014;

3.3	that at the time of the allotment and issuance of the Shares, the proposals as set out in the Notice of Special Meeting of Shareholders of Praxair, Inc. included in the Registration Statement will have been passed by the shareholders of Praxair, Inc.;

3.4	a prospectus within the meaning of Part 23 of the Companies Act 2014 shall be published in respect of the Shares to be admitted and trading on the regulated market (regulierter Markt) of the Frankfurt Stock Exchange and the sub-segment thereof with additional post-admission obligations (Prime Standard) (trading in euro);

Authenticity and bona fides

3.5	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.6	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.7	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Constitution or the constitution of the Company exhibited to the Registration Statement and proposed to be effective immediately prior to the completion of the transactions contemplated by the Business Combination Agreement (the “Completion Constitution”) or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.8	that the Completion Constitution will be so effective immediately prior to completion of the transactions contemplated by the Business Combination Agreement and will not have been amended or superseded and that there will be no other terms governing the Shares other than those set out in the Completion Constitution;

Accuracy of searches and warranties

3.9	the accuracy and completeness of the information disclosed in the searches referred to in section 1.4 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.10	the truth, completeness and accuracy or all representations and statements as to factual matters contained in the Documents;

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus and the exchange offer prospectus that are part of the Registration Statement.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

Documents

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Business Combination Agreement dated 1 June 2017 entered into, among others, between the Company, Praxair, Inc., and Linde AG.

3.	A copy of the resolutions of the board of directors of the Company dated 1 June 2017 and 25 July 2017 regarding the approval of and adoption of, among other things, the Business Combination Agreement and all other matters contemplated thereby and the approval and filing of the Registration Statement with the SEC.

4.	A copy of the Constitution and the Completion Constitution.

5.	An Officer’s Certificate of the secretary of the Company dated 28 July 2017.

6.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland on 18 April 2017.

7.	Letter of Status from the Irish Companies Registration Office dated 28 July 2017.

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